EX-99.906CERT

CERTIFICATION

Robert Gipson, President, and Jack McNally, Chief Financial Officer of Alpha Analytics Value Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2003 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Chief Financial Officer

Alpha Analytics Value Fund

Alpha Analytics Value Fund

/s/Robert Gipson

/s/Jack McNally

Robert Gipson

Jack McNally

Date: October 17, 2003

Date: October 17, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Alpha Analytics Value Fund and will be retained by Alpha Analytics Value Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.